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                                 TRITON PCS, INC                    Exhibit 12.1
             COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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
                                                                                      Years Ended December 31,
                                                                    1997          1998         1999          2000         2001
                                                                    ----          ----         ----          ----         ----
Computation of Earnings:
Pre-tax income from continuing operations before
   loss from equity investees                                     (3,961)       (40,276)     (149,360)     (176,012)    (192,348)
Adjustments to earnings:
Fixed charges (as computed below)                                  1,244         35,875        59,697        76,592      140,426
Interest capitalized                                                   -         (3,405)      (12,300)       (9,543)      (5,934)
Amortization of capitalized interest                                   -              -             -         2,001        2,832
                                                                  --------------------------------------------------------------
Earnings as adjusted                                              (2,717)        (7,806)     (101,963)     (106,962)     (55,024)
                                                                  ==============================================================
Computation of Fixed Charges
Interest expense                                                   1,228         30,391        41,102        55,903      117,500
Capitalized interest                                                   -          3,405        12,300         9,543        5,934
Portion of rental expense which is representative of interest         16          1,107         5,157         9,584       15,362
Amortization of deferred financing costs                               -            972         1,138         1,562        1,630
                                                                  --------------------------------------------------------------
Total Fixed Charges                                                1,244         35,875        59,697        76,592      140,426

                                                                  --------------------------------------------------------------
Deficiency of earnings to cover fixed charges                     (3,961)       (43,681)     (161,660)     (183,554)    (195,450)
                                                                  ==============================================================
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